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                                                                   EXHIBIT 10.13

                          TECHNOLOGY PURCHASE AGREEMENT
                          -----------------------------

         This Agreement is dated this 19th-day of March, 2003 by and between ASI Technology Corporation ("ASI"), a Nevada corporation, having a principal place of business located 980 American Pacific Drive, No. 111, Henderson, Nevada 89014 and Markland Technologies, Inc., a Florida Corporation ("Markland"), having a principal place of business located at 54 Danbury Road Suite #207 Ridgefield, CT 06877.

                                    RECITALS
                                    --------

         WHEREAS, ASI has acquired, developed and patented certain gas plasma antenna ("GPA") technology that utilizes ionized gas in a vessel as an antenna to both receive and transmit radio frequency signals and as a reflector/shield/filter for radio frequency signals. As a result of ASI's inventions it was awarded, by assignment and/or has pending the patents and patent applications listed on Exhibit A.

         WHEREAS, this GPA technology is believed to have commercial viability in both commercial and Department of Defense applications but will require further development, additional capital and research.

         WHEREAS, ASI desires to pursue other business ventures and desires to sell and otherwise assign all of its right, title, interest and benefit in and to its GPA technology, including the related patents, patent applications, current contracts and contract proposals and backlog and related technology, equipment and all other intellectual property rights related thereto, as defined in paragraph 1 a) hereof, to Markland according to the terms and conditions set forth below in order to allow further development of this technology to be completed.

         WHEREAS, ASI and Markland desire to cooperate as provided herein with respect to existing government contracts.

         WHEREAS, Markland is a company looking for new technology to purchase and exploit and Markland desires to purchase ASI's GPA issued and pending patents and related technology, current contracts and contract proposals and backlog and equipment according to the terms and conditions below.

                                      TERMS
                                      -----

         Now, therefore, in consideration of the mutual promises described below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to be legally bound as follows:

1. DEFINITIONS. For purposes of this Agreement, the following definitions apply:

         a) "Technology" shall be defined as all right, title, interest, and benefit of ASI and all powers and privileges of ASI (including to make, have made, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) in


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and to all proprietary rights embodied in or comprising the GPA technology as of the Closing ("Proprietary Rights"), defined as follows:

                  (1) All United States and foreign patents and patent applications, including, without limitation, the issued patents and patent applications listed on EXHIBIT A hereto, patent license rights and patentable inventions, any continuation or continuation-in-part of, division of, or substitution for any such applications, any United States patent issued thereon, any reissue or reexamination application filed on any such United States patent, any reissue patent or reexamined patent issuing thereon, and any extension of any such United States patent or reissue patent and any and all applications for patent in any country foreign to the United States on any invention disclosed in any of said patents or patent applications described above and any patents granted thereon;

                  (2) All trade secrets, know-how, confidential or proprietary information, including, without limitation, the confidential and proprietary information identified in EXHIBIT B hereto, shop rights, technical data, technology licenses, concepts, drawings, schematics, prototypes, improvements, enhancements, upgrades, materials, works of authorship, derivative, and derivative works, mask works, engineering files, system documentation, flow charts, computer software code and design specifications acquired or developed by ASI or any of its affiliates that are embodied or incorporated in or derived from the Proprietary Rights or in connection with the development of the programming, inventions, processes, and apparati entailed by the Proprietary Rights;

                  (3) The equipment identified in EXHIBIT C hereto;

                  (4) All trademarks, service marks and trade names, including without limitation, the trademark and trade name identified in EXHIBIT D hereto (including, in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), moral rights (defined as any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty), and copyrights;

                  (5) All market research and information, contact lists, marketing materials, business plans, notes, documents and records pertaining in any way to any of the Proprietary Rights and any existing or future products incorporating any of the Proprietary Rights or any item described in any of the foregoing paragraphs and any agreements with any other parties to contribute to the further development of any of the Proprietary Rights; and

                  (6) All other intellectual property rights and legal protections in every and all countries and jurisdictions owned or claimed by ASI or any of its affiliates and embodied in or comprising any of the Proprietary Rights; provided, however, that the Technology and Proprietary Rights shall not include any of ASI's rights, titles or interests in and to any of the contracts and contract proposals listed in Exhibit E hereto, the assignment of which from ASI to Markland shall be as provided in Section 5 hereof.

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         b) "Gross Revenues from Contracts" shall include all amounts actually received by ASI from the government contracts relating to the Technology existing at the Closing as listed on Exhibit E hereto or awarded to ASI prior to the Closing other than amounts received by ASI in payment of invoices issued or effective on or before the Closing.

         c) "Securities" shall be the shares of Markland common stock issued to ASI as part of the Technology Purchase Price.

         d) "Market Price" on any trading day shall be the volume weighted average price per share of Markland's common stock from the hours of 9:30 AM to 4:00 PM (Eastern) as reported by Bloomberg Financial using the AQR function. The average Market Price per share for a period shall be the average of each trading day's Market Price during such period.

2. ASSIGNMENTS; TECHNOLOGY PURCHASE PRICE.

         a) ASI hereby agrees to sell, assign and transfer, and at the Closing shall sell, assign and transfer, to Markland in perpetuity (or for the longest period of time otherwise permitted by law), and Markland hereby agrees to purchase and accept, all of ASI's right, title, interest and benefit in and to the Technology and Proprietary Rights. As payment for such sale, assignment and transfer, Markland agrees to pay ASI in cash an amount equal to One Hundred Fifty Thousand Dollars ($150,000) (the "Cash Payment"), payable as hereinafter provided, and to issue to ASI and its designees, in the aggregate, a number of shares of the Securities having an aggregate value of Eight Hundred Fifty Thousand Dollars ($850,000) computed as described below (collectively the "Technology Purchase Price") which the parties agree equals or exceeds the fair market value of the Technology and Proprietary Rights determined on the basis of arms-length negotiations.

         b) The Cash Payment shall be paid as follows:

                  (1) A nonrefundable amount equal to Ten Thousand Dollars ($10,000) shall be paid upon execution and delivery of this Agreement.

                  (2) A nonrefundable amount equal to Ten Thousand Dollars ($10,000) shall be paid every thirty (30) days following the execution and delivery of this Agreement and the balance of the Cash Payment shall be paid at Closing.

         C) The Securities constituting a portion of the Technology Purchase Price shall be issued to ASI at Closing. The number of shares of the Securities shall be equal to the quotient obtained by dividing (i) $850,000 by (ii) 85% of the average Market Price per share of Markland common stock during the twenty
(20) trading days immediately preceding the date of Closing. For example: If Markland common stock average Market Price for the twenty (20) trading days immediately preceding the date of Closing is $.20/share, the number of shares of Securities issued to ASI shall be equal to $850,000 divided by $.17 (85% of $.20), resulting in 5,000,000 shares of Markland common stock. Markland acknowledges and agrees that a number of Securities equal to five percent (5%) of the number of Securities issuable to ASI hereunder shall be issued by Markland to Patriot Scientific Corporation ("Patriot") pursuant to that certain Purchase Agreement between ASI and Patriot dated as of August 20, 1999 (the "Patriot Agreement")

                                       3

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3. THE CLOSING AND CLOSING DATE. Subject to the terms and conditions of this
Agreement, the sale and purchase of the Technology and the Proprietary Rights as provided for in this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of ASI Technology Corporation, 980 American Pacific Drive, No. 111, Henderson, Nevada 89014 at 10:00 a.m. on the earlier of (i) the date on which the last of the contracts listed in Exhibit E hereto has been assigned to Markland and (ii) the date that is ninety (90) days from the date of this Agreement, or at such other place, time and date as ASI and Markland may mutually agree in writing. The date on which the Closing shall actually take place is herein referred to as the "Closing Date".

4. CLOSING DELIVERIES AND CONDITIONS.

         a) ASI'S CLOSING DELIVERIES AND CONDITIONS OF MARKLAND'S OBLIGATION . The obligations of Markland to consummate the transactions set forth in this Agreement are subject to the fulfillment on, or before, the Closing Date of each of the following conditions, any of which may be waived in writing by Markland:

                  (1) ASI shall have duly executed and delivered to Markland the Sublicense Agreement substantially in the form attached hereto as Exhibit F (the "Sublicense Agreement") and such other instruments of transfer as may be reasonably requested by Markland to transfer the Technology and the Proprietary Rights to Markland, all in a form reasonably satisfactory to Markland;

                  (2) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement;

                  (3) ASI shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; and

                  (4) The representations and warranties of ASI contained in this Agreement and any exhibits and schedules attached or referenced thereto shall be true and correct on and as of the Closing Date.

         b) MARKLAND'S CLOSING DELIVERIES AND CONDITIONS OF ASI'S OBLIGATION S. The obligations of ASI to consummate the transactions set forth in this Agreement are subject to the fulfillment on, or before, the Closing Date of each of the following conditions, any of which may be waived in writing by ASI:

                  (1) Markland shall have paid all amounts of the Cash Payment due and payable prior to Closing and shall pay the unpaid balance of the Cash Payment at Closing;

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                  (2) Markland shall have duly executed and delivered to ASI the
Registration Rights Agreement substantially in the form attached hereto as Exhibit G (the "Registration Rights Agreement");

                  (3) Markland shall have duly executed and delivered to ASI share certificates registered in the names of ASI and Patriot evidencing, in the aggregate, the Securities;

                  (4) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement;

                  (5) Markland shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; and

                  (6) The representations and warranties of Markland contained in this Agreement and any exhibits and schedules attached or referenced thereto shall be true and correct on and as of the Closing Date.

5. PURCHASE PRICE ADJUSTMENT ON REVERSE SPLIT.

         a) In the event the outstanding shares of Markland common stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Markland Common Stock (a "Reverse Split") at any time during the period from Closing and ending eighteen (18) months after Closing (the "Adjustment Period"), then for each such Reverse Split, there shall be computed an adjustment in the number of shares of Markland common stock and if such adjustment is positive then the computed number of additional shares of Markland common stock shall be issued to ASI in accordance with this Section 5. The adjustment shall be computed as follows:

                  (1) DEFINITIONS.

                           (i) "Number of Post Split Common Shares Previously
Issued" shall mean the number of shares of Markland common stock issued to ASI at Closing plus any additional shares of Markland common stock issued to ASI pursuant to the Registration Rights Agreement as adjusted by the Reverse Split.

                           (ii) "Number of Readjusted Shares" shall mean the
number of shares of Markland common stock equal to the quotient obtained by dividing (i) $850,000 by (ii) 85% of the average Market Price per share of Markland common stock during the thirty (30) trading days immediately following the effective date of the Reverse Split. The Number of Readjusted Shares so computed shall be increased by 15% if such an adjustment was made pursuant to the Registration Rights Agreement in computation of the Number of Post Split Common Shares Previously Issued.

                  (2) If the Number of Readjusted Shares is greater than the Number of Post Split Common Shares Previously Issued then Markland shall promptly, but in no event later than five (5) business days following the end of such thirty (30) day period, issue to ASI a number of additional shares of Markland common stock equal to such difference. If the Number of Readjusted Shares is less than the Number of Post Split Common Shares Previously Issued then no adjustment shall be made.

                                       5

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As an example, if 5,000,000 shares of Markland common stock are issued at
Closing, Markland subsequently effects a one-for-ten (1-for-10) Reverse Split during the Adjustment Period, and the average Market Price for the thirty (30) trading days after the Reverse Split is $1.00, then the additional shares would be computed as follows (assuming no adjustment is made pursuant to the Registration Rights Agreement):

         A. Number of Post Split Common Shares Previously Issued = 5,000,000 divided by 10 or 500,000.
         B. Number of Readjusted Shares = $850,000 divided by ($1.00 less 15% or $.85) or 1,000,000 shares.
         C. Since the Number of Readjusted Shares exceeds the Number of Post Rollback Common Shares Previously Issued then Markland would issue 500,000 additional shares of Markland common stock.

The above adjustment shall occur for each Reverse Split effected during the Adjustment Period.

6. GOVERNMENT CONTRACT REVENUES, COSTS AND PERSONNEL.

ASI is responsible for the completion and performance of the government contracts listed in Exhibit E (the "Contracts") until completion of assignment to Markland. The parties shall use their commercially reasonable efforts to assign or transfer all Contracts from ASI to Markland as soon as practical after execution of this Agreement, each party paying their own costs of such efforts.

Markland shall from April 1, 2002 use its best efforts to manage and administer such services being performed under each Contract and prepare all reports thereto in a manner consistent with normal practice and that employed by Markland under contracts it performs for the government. ASI shall pay Markland a fee equal to 100% of all Gross Revenues from Contracts billed for the periods after April 1, 2002 when and as received by ASI. Markland shall pay directly or reimburse ASI for all personnel, subcontract and other costs of performing the Contracts and plasma antenna research, development, marketing and services from and after April 1, 2002. Personnel transfers shall be handled based on the effective transfer of the Contracts and as agreed upon in writing between such personnel and the parties hereto. Markland has made its own investigation into ASI consultants and ASI makes no representations regarding the continued availability of consultants and personnel.

ASI shall be paid a fee of $2,500.00 per calendar month by Markland for supporting administration of the contracts until all Contracts have been assigned or transferred to Markland. The fee shall be due and payable in cash at the end of each calendar month.

                                       6

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Markland understands the contracts can be terminated by the government pursuant to the terms of the respective contracts. Notwithstanding any provision herein to the contrary, express or implied, ASI shall in no event be liable to Markland if any Contract is terminated either prior to, upon or after such Contract is assigned or transferred to Markland.

Markland acknowledges and agrees that the STTR Contract in Exhibit E relates to patented technology not included in the Technology or the Proprietary Rights but is the subject of the license under the Sublicense Agreement.

7. TERMINATION.

         (a) This Agreement may be terminated and abandoned prior to the Closing
Date:

                  (i) By written mutual consent of ASI and Markland; or

                  (ii) By ASI or Markland if any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action which prevents, restrains, enjoins or otherwise prohibits the transactions contemplated hereby; or

                  (iii) By ASI by delivery of written notice to Markland if.-(1) ASI discovers any material error, mistake, misstatement or omission in the representations and warranties of Markland in this Agreement, (2) Markland has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten (10) days of receiving written notice thereof; or (3) the Closing has not occurred by the date that is ninety (90) days from the date of this Agreement; or

                  (iv) By Markland by delivery of written notice to ASI if: (1) Markland discovers any material error, mistake, misstatement or omission in the representations and warranties of ASI in this Agreement, (2) ASI has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten (10) days of receiving written notice thereof; or (2) the Closing has not occurred by the date that is ninety (90) days from the date of this Agreement.

         (b) In the event that this Agreement is terminated as provided in this
Section 7 (a "Termination"), all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party or to the stockholders, directors or officers of any party; PROVIDED, HOWEVER, that (i) a Termination shall not relieve any party of any liability for any breach of this Agreement or for any intentional misrepresentation or intentional failure to comply with any agreement or covenant hereunder, and any such Termination shall not be deemed to be a waiver of any available remedy for any such breach, intentional misrepresentation or intentional failure to comply with any such agreement or covenant and (ii) Markland shall execute and delivery all documents and agreements and perform all acts necessary to reassign to ASI all Contracts that have been assigned to Markland.

Once Markland has fully paid the Technology Purchase Price at Closing as provided in Section 2, ASI agrees that it will have no claim against Markland for the return of the Technology or the Proprietary Rights or any improvements thereto or in voiding or rescinding this Agreement and the related assignments, provided, however, that ASI reserves all other rights and remedies it may have arising out of the breach or nonperformance of this Agreement by Markland.

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8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         a) ASI hereby represents and warrants to, and covenants with Markland as follows:

                  (1) NO CONSENTS. No consents (other than necessary filings in patent offices wherein Proprietary Rights have been registered or applications therefor have been filed) of any other parties are necessary or appropriate under any agreements concerning any of the Technology or the Proprietary Rights in order for the transfer and assignment of any of the Technology and Proprietary Rights under this Agreement to be legally effective.

                  (2) MARKETABLE TITLE. To the best of ASI's knowledge, (i) immediately prior to the Closing of this Agreement, ASI shall have good and marketable title to the Technology and the Proprietary Rights, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, or charges of any nature whatsoever (collectively, "Liens") and, (ii) upon the Closing, Markland shall receive good and marketable title to the Technology and the Proprietary Rights, free and clear of any and all Liens.

                  (3) TECHNOLOGY AND PROPRIETARY RIGHTS. To the best of ASI's knowledge, (i) ASI is the sole owner of the entire right, title and interest in and to the Technology and the Proprietary Rights subject to a royalty payable to Patriot under the Patriot Agreement upon sale of the Technology and Proprietary Rights in the form of five percent (5%) of the Securities issuable to ASI hereunder and five percent (5%) of the Cash Payment payable to ASI hereunder, which, with respect to such portion of the Cash Payment, will be the sole obligation of ASI (the "Patriot Royalty") and (ii) the Technology and the Proprietary Rights are free of all licenses, sublicenses, royalty or similar payment obligations, liens, mortgages, encumbrances, pledges, or security interests, of any nature whatsoever, other than the Patriot Royalty, and are not subject to any outstanding injunction, judgement, order, decree, ruling, or charge. ASI has the right and authority to enter into this Agreement and to grant the rights granted herein. No facts have come to ASI's attention that would form a basis for the belief that the Technology or the Proprietary Rights or any rights thereunder owned by ASI are unenforceable or invalid and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the best of ASI's knowledge, is threatened against ASI that challenges the legality, validity, enforceability, use, or ownership of such items. ASI has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to such items. All material information affecting the patentability of the claims of the Technology, the Proprietary Rights and patent rights thereunder known to ASI has been disclosed to the United States Patent and Trademark Office and any other governing entity as relate to such rights. There have been no transfers, sales, assignments, licenses or other conveyance of any rights, title or interest in or to such items and none are pending or contemplated except as otherwise provided herein. The Technology and Proprietary Rights represent all of the patents, patent applications, rights or inventions created or owned by ASI that relate to the GPA technology. To the best of ASI's knowledge, the Technology and the Proprietary Rights and the processes represented by them will perform the functions as set forth in the patents and patent applications listed in EXHIBIT A hereto and disclosed by ASI to Markland, and ASI does not have knowledge of any matter that would prevent such performance. To the best of ASI's knowledge, ASI has not, by any of its acts or acts of its agents, put any of those rights into jeopardy.

                  (4) CONTRACT WORK. All prior government work has been completed and there are no obligations for further work, development, reporting or delivery of any items or work product except as disclosed in Exhibit E and the Contracts related thereto.

                  (5) USE OF TECHNOLOGY AFTER CLOSING. ASI acknowledges that after the Closing, Markland shall be free to develop, abandon, transfer, sell, license or otherwise deal with the Technology without consent or claim by ASI other than as otherwise provided in this Agreement.

         b) Markland acknowledges and agrees that it is buying the Technology and the Proprietary Rights "AS IS", with no warranty or representation of any kind except as expressly provided herein and with no assurance of future revenues relating from the Technology or the Proprietary Rights. ASI DISCLAIMS ANY AND ALL OTHER WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, OR ARISING BY COURSE OF CONDUCT OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         c) Markland hereby represents and warrants to, and covenants with, ASI as follows:

                  (1) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Markland is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Markland has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to issue and sell the Securities, as hereinafter defined, and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Markland is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Markland or its business.

                  (2) CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of Markland consists of 500,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"). As of March 14, 2003 Markland had 8,000 shares of Series C preferred stock designated with 5,225 shares outstanding and 306,709,209 shares of Common Stock outstanding. A total of 73,130,267 shares of common stock are reserved for conversion under the Series C Preferred Stock (such preferred convertible into 36,565,134 common shares at March 14, 2003) and an additional 7,161,660 shares of common stock are intended for future issuance to employees and consultants. There are no stock option grants, warrants or other convertible instruments outstanding.

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         All issued and outstanding shares of Markland common stock (a) have been duly authorized and validly issued, and (b) are fully paid and nonassessable. The Securities issued to ASI are, and any additional shares of Markland common stock issued pursuant hereto or the Registration Rights Agreement will be, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  (3) AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of Markland, its officers, directors and stockholders necessary for the authorization of this Agreement, the Registration Rights Agreement, the Sublicense Agreement (collectively, the "Transaction Documents") and the performance of all obligations of Markland hereunder and thereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken prior to the Closing.

                  (4) TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Markland has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Markland, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Markland are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

                  (5) COMPLIANCE WITH OTHER INSTRUMENTS. Markland is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to Markland which would materially and adversely affect the business, assets, liabilities, financial condition or operations of Markland. The execution, delivery, and performance of and compliance with the Transaction Documents, the issuance of the Securities and any additional shares of Markland common stock pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Markland or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to Markland, its business or operations or any of its assets or properties.

                  (6) LITIGATION. There is no action, suit, proceeding or investigation pending or to Markland's knowledge currently threatened in writing against Markland that questions the validity of any of the Transaction Documents or the right of Markland to enter into any of such agreement, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of Markland, financially or otherwise, or any change in the current equity ownership of Markland, nor is Markland aware that there is any basis for the foregoing.

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                  (7) COMPLIANCE WITH LAWS; PERMITS. To its knowledge, Markland is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Markland. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of any of the Transaction Documents and the issuance of the Securities and any additional shares of Markland common stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Markland has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Markland and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                  (8) SEC FILINGS; FINANCIAL STATEMENTS OF MARKLAND.

                           (i) Markland has timely filed all forms, reports,
statements and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (collectively together with any such forms, reports, statements and documents Markland may file subsequent to the date hereof until the Closing, the "MARKLAND REPORT s"). Each Markland Report was prepared in accordance with the requirements of the Securities Act of 1933, as amend, or the Securities Exchange Act of 1934, as amended, as the case may be, and did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Markland is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC any stock exchange or any other comparable governmental entity.

                           (ii) Except as is provided in the Markland Reports,
each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Markland Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Markland and the consolidated subsidiaries of Markland as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal recurring immaterial year-end adjustments and the absence of notes).

                           (iii) Except as and to the extent set forth or
reserved against on the consolidated balance sheet of Markland and the subsidiaries of Markland as reported in the Markland Reports, including the notes thereto, none of Markland or any subsidiary of Markland has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent Markland Report that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Markland

9. INDEMNIFICATION.

         a) ASI INDEMNIFICATION. ASI shall indemnify, defend, and hold harmless Markland against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that Markland shall incur or suffer, that arise, result from, or relate to any breach of, or failure by ASI to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by ASI under this Agreement. Notwithstanding the foregoing, the indemnification obligations of ASI with respect to matters described in clause (i) above shall be limited in dollar amount to the amount of the Technology Purchase Price and any additional amounts paid in cash by Markland to ASI pursuant to this Agreement.

         b) MARKLAND INDEMNIFICATION. Markland shall indemnify, defend, and hold harmless ASI against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that ASI shall incur or suffer, that arise, result from, or relate to any (i) claim that any modifications, improvements or other changes to the Technology or the Proprietary Rights made by Markland after Closing or any other technologies or inventions originating with Markland after the Closing infringes or misappropriates the intellectual property rights of any third party or (ii) any breach of, or failure by Markland to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Markland under this Agreement.

         c) A party entitled to indemnification hereunder (an "Indemnified Party") shall promptly notify the other party hereto (the "Indemnifying Party") of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnifying Party shall, within a reasonable time after this notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of the Indemnifying Party. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party (including, without limitation, any federal or state tax proceeding), then the Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request.

10. MISCELLANEOUS TERMS.

         a) Each party shall execute and deliver, from time to time at or after the date of the Closing upon the request of the other party, such further conveyance instruments, and take such further actions, as may be necessary or desirable to evidence more fully the conveyance of interest in and to all the Technology and Proprietary Rights and the assignment of the Contracts to Markland, on the part of the Markland, to the fullest extent reasonably possible. Each party therefore agrees to:

                  (1) Execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Technology or the Proprietary Rights;

                  (2) Provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of the Markland and to the Technology or the Proprietary Rights; and

                  (3) Perform any other acts reasonably necessary to carry out the intent of this Agreement.

         b) In furtherance of, but subject to the terms and conditions of, this Agreement, ASI hereby acknowledges that, from and after the Closing, Markland will have acquired all of ASI's right, title, and standing to:

                  (1) Receive all rights and benefits pertaining to the Technology and the Proprietary Rights as the sole owner thereof;

                  (2) Institute and prosecute all suits and proceedings and take all actions that Markland, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right or title of any kind in and to any and all of the Technology and Proprietary Rights;

                  (3) Defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as the Markland, in its sole discretion, deems advisable; and

                  (4) To sell, assign, transfer, modify, further develop and license such rights and receive royalties and other payment for such rights.

         C) The parties agree that ASI shall pay all costs and fees (legal and otherwise) necessary to maintain or prosecute the patents identified in Exhibit A through the date of the Closing. After the Closing, the parties agree that Markland shall pay all such costs and fees thereafter.

         d) ASI agrees that Markland may retain the services of the law firm of Thorpe, North &Western, including specifically Vaughn North, to act as Markland's patent counsel subsequent to the Closing of this Agreement and as such ASI hereby waives any potential conflict of interest that may exist now or in the future.

         e) Markland intends to employ Dr. Ted Anderson upon the Closing and to retain Dr. Igor Alexeff as a part-time consultant.

         f) ASI and Markland agree that each party shall be responsible for their own legal and other fees and costs relating to the preparation of this Agreement. Each party represents and warrants it has been represented by legal counsel and that there is no finder or broker involved in this transaction.

         g) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous communications, representations, understandings and agreements, whether oral or written. This Agreement may not be changed or modified except by a written agreement signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (excluding conflicts of law principles). Any action or suit related to this Agreement shall be brought exclusively in the state or federal courts in Nevada. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby, and such invalidity shall be construed and limited as narrowly as practicable.

         h) All representations, warranties, covenants and agreements of ASI and Markland in this Agreement shall survive the execution, delivery and performance of this Agreement and the Closing for a period of one (1) year following the Closing. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Markland Technologies, Inc.                  ASI Technology Corporation

By:_______________________                   By:_______________________

Name:_____________________                   Name:_____________________

Title:____________________                   Title:____________________


                                                     EXHIBIT A - CONFIDENTIAL
                              PATENTS AS OF DECEMBER 31, 2002 (SOME FOREIGN PATENTS TO BE ABANDONED)
                              ----------------------------------------------------------------------

The items included on this Exhibit A include:
------------------------------------------------------------------------------------------------------------------------------------
  DOCKET NO.          TITLE              FILE        SERIAL NO.      ART     COUNTRY    APPLICANT     ISSUE     PATENT NO. STATUS
                                         DATE                        UNIT                             DATE
------------------------------------------------------------------------------------------------------------------------------------
  T2038.CIP.PCT.CA    RUGGED GAS TUBE    1/13/98     2318041         CIP     Canada     Norris et     5/21/02   2318041    Issued
                      R.F. CELLULAR                                                     al.
                      ANTENNA
------------------------------------------------------------------------------------------------------------------------------------
  T2038.CIP.PCT.AU    RUGGED GAS TUBE    1/13/98     57329/98        CIP     Australia  Norris et     5/2/02    742917     Issued
                      R.F. CELLULAR                                                     al.
                      ANTENNA
------------------------------------------------------------------------------------------------------------------------------------
  T2038.CIP.PCT       RUGGED GAS TUBE    1/13/98     PCT/US98/00271  CIP     PCT        Norris et                          [???]
                      R.F. CELLULAR                                                     al.
                      ANTENNA
------------------------------------------------------------------------------------------------------------------------------------
  T2038.CIP           RUGGED GAS TUBE    1/13/97     08/783,368      CIP     U.S.       Norris et     11/23/99  5,990,837  Issued
                      R.F. CELLULAR                                                     al.
                      ANTENNA
------------------------------------------------------------------------------------------------------------------------------------
  T2038               GAS TUBE RF        9/7/94      08/302,129              U.S.       Norris et     1/14/97   5,594,456  Issued
                      ANTENNA                                                           al.
------------------------------------------------------------------------------------------------------------------------------------
  T2038.CIP.PCT.EP    RUGGED GAS TUBE                98901195.2              EPO        Norris et                          Published
                      R.F. CELLULAR                                                     al.
                      ANTENNA
------------------------------------------------------------------------------------------------------------------------------------
  T8414               RECONFIGURABLE     4/5/00      09/543,031      2817    U.S.       Norris et                          Notice of
                      ELECTROMAGNETIC                                                   al.                                Allowance
                      WAVEGUIDE                                                                                            Received
------------------------------------------------------------------------------------------------------------------------------------
  T8414.CIP           RECONFIGURABLE     2/21/01     09/790,327      2817    U.S.       Norris et                          Published
                      ELECTROMAGNETIC                                                   al.
                      WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------
  T8414.CIP.PCT       RECONFIGURABLE     2/21/02     PCT/US02/05279          PCT        Norris et                          Filed
                      ELECTROMAGNETIC                                                   al.
                      WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------
  T8414.PCT           RECONFIGURABLE     4/5/01      PCT/US01/11064          PCT        Norris et                          Filed
                      ELECTROMAGNETIC                                                   al.
                      WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------
  T8414.PCT.CA        RECONFIGURABLE     10/4/02                             Canada     Norris et                          Filed
                      ELECTROMAGNETIC                                                   al.
                      WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------

                                                                15


------------------------------------------------------------------------------------------------------------------------------------
  DOCKET NO.      TITLE                FILE        SERIAL NO.       ART      COUNTRY    APPLICANT     ISSUE   PATENT NO.  STATUS
                                       DATE                         UNIT                              DATE
------------------------------------------------------------------------------------------------------------------------------------
  T8414.PCT.JP    RECONFIGURABLE       10/4/02                               Japan      Norris et                         Closed
                  ELECTROMAGNETIC                                                       al.
                  WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------
  T8414.PCT.UK    RECONFIGURABLE       4/5/01      0224623.9                 United     Norris et                         Filed
                  ELECTROMAGNETIC                                            Kingdom    al.
                  WAVEGUIDE
------------------------------------------------------------------------------------------------------------------------------------
  T8415           A RECONFIGURABLE     4/5/00      09/543,445         2821   U.S.       Norris et     4/9/02  6,369,763   Issued
                  PLASMA ANTENNA                                                        al.
------------------------------------------------------------------------------------------------------------------------------------
  T8415.PCT       A RECONFIGURART      4/5/01      PCT/USO1/11063     2821   PCT        Norris et                         Filed
                  PLASMA ANTENNA                                                        al.
------------------------------------------------------------------------------------------------------------------------------------
  T8415.PCT.CA    A RECONFIGURART      10/4/02                               Canada     Norris et                         Filed
                  PLASMA ANTENNA                                                        al.
------------------------------------------------------------------------------------------------------------------------------------
  T8415.PCT.JP    A RECONFIGURABLE                                           Japan      Norris et                         Closed
                  PLASMA ANTENNA                                                        al.
------------------------------------------------------------------------------------------------------------------------------------
  T8415.PCT.UK    A RECONFIGURART      10/23/02    0224619.7                 United     Norris et                         Filed
                  PLASMA ANTENNA                                             Kingdom    al.
------------------------------------------------------------------------------------------------------------------------------------
  T8614           EXPANDIBLE           1/17/01     09/764,801         2821   U.S.       Alexeff et                        Published/
                  ANTENNA                                                               al.                               Notice of
                                                                                                                          Allowance
                                                                                                                          Received
------------------------------------------------------------------------------------------------------------------------------------
  20040           PLASMA FILTER        2/25/02     10/084,259         2821   U.S.       Alexeff et                        Filed
                  ANTENNA SYSTEM                                                        al.
------------------------------------------------------------------------------------------------------------------------------------
  21012.PROV      EXPANDABLE AND       7/17/02     60/396,641                U.S.       Alexeff et                        Filed
                  RECONFIGURABLE                                                        al.
                  ANTENNAS
------------------------------------------------------------------------------------------------------------------------------------
  21013           ANTENNA ELEMENT      9/30/02     10/263,355         2821   U.S.       Anderson                          Filed
                  HAVING                                                                et al.
                  RECONFIGURABLE
                  LENGTH
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------
              CONFIDENTIAL AND PROPRIETARY INFORMATION TRANSFERRED
              ----------------------------------------------------


The items included on this Exhibit B include:

The information in the patent applications and documents included in Exhibit A.

                                    EXHIBIT C
                                    ---------
                              EQUIPMENT TRANSFERRED
                              ---------------------


The items included in this Exhibit C include:

Prototype plasma antenna devices

                                    EXHIBIT D
                                    ---------
                      TRADEMARKS AND TRADENAMES TRANSFERRED
                      -------------------------------------

The items included on this Exhibit D include:

1. Any and all trademark/tradename rights that ASI may have in the name "Plasma Scientific Corporation".


                                                             EXHIBIT E
                                                             ---------
                                                       GOVERNMENT CONTRACTS
                                                       --------------------



                                             CONTRACT SUMMARY
                                             28-Feb-03

UNDER CONTRACT:
                                                                                                                Remaining
Contract              Contract                                                 Contract   Billed To   Amount  Subcontract   Sub-
   Type     Sponsor     Date       Term                   Title                 Amount      Date      Billed     To Pay   contractor
   ----     -------     ----       ----                   -----                 ------      ----      ------     ------   ----------


                                            Ballistic Missile Tracking and                                                  Malibu
SBIR Ph II  MDA        4/23/02 24 Months    Detection with Plasma Antenna (1)  $ 595,609   2/28/03   $312,521   $123,801   Research

                                            Biological Decontamination for                                                 Eastern
STTR        Air Force  8/1/02 12 Months     Forward-Deployed Airbase           $  99,333   1/31/03   $ 49,667   $ 30,000   Virg Med
                                            Using Low Temperature Air Plasmas                                              School

                                            Plasma Phased Array Radar Antenna                                              Malibu
SBIR        NAVY       1 /31/03 Six Months  Architecture (2)                   $  68,587   2/28/03   $ 11,000   $ 13,355   Research



(1) ACRN funded to $300,000 to date. Orally advised this has been awarded.
(2) Plus Phase I Option possible for $29,490.


                                    EXHIBIT F
                                    ---------
                              SUBLICENSE AGREEMENT
                              --------------------

                                                                       EXHIBIT F


                              SUBLICENSE AGREEMENT

THIS AGREEMENT, effective the 19th day of March 2003, (the "Effective Date") by and between ASI Technology Corporation, a Nevada corporation ("ASI"), having a principal place of business located at 980 American Pacific Drive, No. 111, Henderson, Nevada 89014 and Markland Technologies, Inc., a Florida Corporation ("MARKLAND"), having a principal place of business located at 54 Danbury Road Suite #207, Ridgefield, CT 06877.

                                  INTRODUCTION

WHEREAS, MARKLAND is involved in the development of military and homeland security technologies.

WHEREAS, Professor Igor Alexeff ("ALEXEFF") has invented and is assisting ASI in the development of the following technology: Direct Current Energy Discharge System for use in the fields of decontamination, sterilization and industrial processing using plasma generated by methods or apparatuses claimed under U.S. patent # 6,232,723 (the "Patent"), including but not limited to, sterilization or decontamination of equipment, facilities or areas, and modification of chemical properties of such things as areas, surfaces or compounds.

A copy of the Patent has been provided to MARKLAND.

WHEREAS, ASI is the exclusive licensor of certain Technology Rights and Patent Rights as herein defined pursuant to that certain Patent License Agreement effective as of January 1, 2003 by and between ASI and ALEXEFF (the "Patent License Agreement") and is willing to grant MARKLAND an exclusive sublicense to make, use and sell products incorporating such Technology Rights and Patent Rights in the United States and Canada to certain customers as provided herein; and

WHEREAS, ASI believes it is in its best interest to grant MARKLAND this sublicense as set forth below; and

WHEREAS, MARKLAND has evaluated the potential and risks of this sublicense and wishes to enter into this sublicense:

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and intending to be legally bound, the parties agree as follows:

1. DEFMITIONS

         A. "Affiliate" means a corporation or other entity controlled by, controlling, or under common control with MARKLAND. For the purpose of this Agreement, "control" or "controlling" mean (a) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or analogous interest in such corporation or other entity; or (b) the existence of any other relationship between MARKLAND and such other corporation or entity which results in effective managerial control by one over the other, regardless of whether such control is continuously exercised.

         B. "Licensed Field(s)" means the fields of decontamination, sterilization and industrial processing using plasma generated by methods or apparatuses claimed under the

                                                                       EXHIBIT F


                  Patent, including but not limited to, sterilization or decontamination of equipment, facilities or areas, and modification of chemical properties of such things as areas, surfaces or compounds.

         C. "Licensed Product" means any product, system, device or apparatus Used or Sold by MARKLAND or an Affiliate comprising, derived from, incorporating or otherwise utilizing Licensed Subject Matter, or any part thereof, or any other product, system, device or apparatus Used or Sold by MARKLAND or an Affiliate wherein the manufacture, use, offer for sale, sale or importation of such product, system, device or apparatus by MARKLAND or an Affiliate would, but for the rights and license granted herein, constitute an infringement of the Patent or any of the Patent Rights or Technology Rights.

         D. "Licensed Subject Matter" means inventions and discoveries covered by Patent Rights or Technology Rights within the Licensed Fields.

         E. "Licensed Territory" or "Territory" means the United States of America and Canada.

         F. "Net Sales" means the total gross billings of MARKLAND for the Use or Sale of Licensed Products less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

         G. "Patent Rights" means ASI's rights, to the extent and only to the extent licensed to ASI under the Patent License Agreement, in information or discoveries claimed by the Patent and subsequent patent applications based thereon, including all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon, whether foreign or domestic.

         H. "Sale or Sold" means the sale, transfer or other disposition of a Licensed Product or grant of use of Licensed Subject Matter for value to a party other than MARKLAND. "Sell" has the corollary meaning ascribed thereto. The terms "Sale," "Sold" and "Sell" include without limitation leases and other transfers and similar transactions.

         I. "Technology Rights" means ASI's rights, to the extent and only to the extent licensed to ASI under the Patent License Agreement, in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Alexeff or ASI which are not covered by Patent Rights but which are necessary for practicing the invention(s) covered by Patent Rights.

         J. "Use" or "Used" means the use of a Licensed Product by MARKLAND or an Affiliate in performing services for a Customer.

         K.       "Customers" means the customers listed in Attachment A.

         L. "Improvements" means all PATENTABLE AND NON-PATENTABLE inventions, discoveries, findings, additions, modifications, changes, technology and information of any type whatsoever, including without limitation, methods, processes, technical information, knowledge, experience and know-how, which utilize, incorporate, derive from, or are based on the Patent Rights, the Technology Rights or the Licensed Subject Matter or could not be conceived, developed or reduced to practice but for the use of the Patent Rights, the Technology Rights or the Licensed Subject Matter.

                                                                       EXHIBIT F


II. GRANT

Subject to the terms and conditions of this Agreement, ASI hereby grants to MARKLAND and its Affiliates, and MARKLAND hereby accepts, an exclusive right and license under the Licensed Subject Matter to make, have made, use, import, sell and offer to sell and have sold Licensed Products to Customers in the Territory. MARKLAND shall not have the right to grant sublicenses hereunder or otherwise assign any of its rights hereunder without the prior written consent of ASI, which consent may be withheld in ASI's sole and absolute discretion.

III. BEST EFFORTS

MARKLAND shall use its best efforts to develop, Use and Sell MARKLAND developed Licensed Products to Customers in the Territory. MARKLAND recognizes the Licensed Subject Matter is in an early stage of development and no products have yet been developed by ASI or others related thereto. No regulatory approvals have been obtained for any products and there can be no assurance that any products meeting the requirements of Customers can be developed.

IV. LICENSE FEES, RUNNING ROYALTIES AND MINIMUM ROYALTIES

MARKLAND agrees to pay an initial license fee, running royalties and minimum royalties (all payable to ASI in United States Dollars) as follows:

         A. An initial nonrefundable license fee of $5,000.00 payable upon execution of this Agreement.

         B. Running Royalties equal to Twelve and One Half Percent (12.5%) of the Net Sales resulting from Sale or Use by MARKLAND or any Affiliate of Licensed Products to the Customers in the Territory, payable on a monthly basis.

         C. Minimum monthly royalty payments for the first 24 months of this Agreement at the rate of $5,000.00 per month due and payable on the first day of each calendar month following execution of this Agreement.

V. PATENT PROSECUTION AND INFRINGEMENT

The filing, prosecution and maintenance of all Patent Rights shall be at the sole discretion of ASI and it shall be entitled to retain any and all judgements or other recovery from such enforcement.

In any infringement suit or dispute, MARKLAND shall, and shall cause each of its Affiliates to, cooperate fully with ASI and at the request and expense of ASI, MARKLAND will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

VI. ASSIGNABILITY

MARKLAND may not sublicense any of its rights under this Agreement or assign this Agreement to any person or entity without ASI's prior written consent, which consent may be withheld in ASI's sole and absolute discretion.

                                                                       EXHIBIT F


VII. ASI COVENANT

ASI covenants that it will not sublicense to any of the Customers in the Territory any of the rights under the Patent Rights, Technology Rights or the Licensed Subject Matter that are sublicensed to MARKLAND under this Agreement, and will not itself exercise any of the rights sublicensed to MARKLAND hereunder to any Customer in the Territory, unless:

         A.       Authorized by this Agreement, or

         B.       MARKLAND becomes insolvent, or

         C. A lien is filed against this Agreement, the Patent Rights, the Technology . Rights or the Licensed Subject Matter licensed to MARKLAND hereunder, or

         D. MARKLAND takes any action, or fails to take any action, the result of which gives a third party the right to acquire a security interest in this Agreement or the Patent Rights, Technology Rights or the Licensed Subject Matter licensed to MARKLAND hereunder, or

         E.       MARKLAND files for bankruptcy or a receiver is appointed, or

         F. MARKLAND ceases to carry on its business as it is presently conducted, or

         G. MARKLAND materially breaches this Agreement in a manner that causes the Agreement to terminate or gives ASI the right to terminate under Section XI.

If any of the events listed in clauses A through G occurs, ASI shall have the right at its option to (i) to change the license granted hereunder to a non-exclusive license, with all other provisions of this Agreement remaining if full force and effect, or (ii) terminate this Agreement, as provided in Section XI.

VIII. INDEMNIFICATION; PRODUCT LIABILITY INSURANCE

MARKLAND shall, at all times during the term of this Agreement and thereafter, be solely responsible for, and defend, hold harmless and indemnify ASI, its officers, employees, agents and other representatives, from and against any losses, damages, claims and expenses, including legal expenses and reasonable attorney's fees, arising out of (i) the USE of Sale by MARKLAND or any Affiliate of any Licensed Product, including, without limitation, the death of or injury to any person or property based upon any Licensed Product or any other products and/or services produced, provided or developed for, or by MARKLAND or any Affiliate, or commercially exploited by MARKLAND or any Affiliate pursuant to its rights under this Agreement. MARKLAND shall obtain and carry in full force and effect product liability insurance, in amounts customary in the relevant industry in which MARKLAND commercially exploits its products and services which shall protect ASI, its officers, employees, and agents in regard to the foregoing events at such time as MARKLAND begins to Use or Sell Licensed Products.

IX. RECORD KEEPING

MARKLAND shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to ASI hereunder. Said books of account shall be kept at MARKLAND's principal place of business. Said books and the supporting data shall be open at all

                                                                       EXHIBIT F

reasonable times, with reasonable advanced notice for five (5) years following the end of the calendar year to which they pertain, to the inspection of ASI or its agents for the purpose of verifying MARKLAND's royalty statement or compliance in other respects with this Agreement.

MARKLAND within twenty (20) days after each calendar month, shall deliver to ASI true and accurate reports, giving such particulars of the business conducted by MARKLAND during the month as shall be pertinent to royalty accounting hereunder. These shall include at least the following:

         A. The number or amount of Licensed Products Sold by MARKLAND to Customers, if any,

         B. The Net Sales derived by MARKLAND from the Use and Sale of Licensed Products, if any, and the royalties due pursuant to
                  Section IV.

With each such report submitted, MARKLAND shall pay the royalties and any other consideration due and payable under this Agreement. If no royalties, fees or other consideration shall be due, MARKLAND shall so report.

The payments for royalties, fees or other consideration set forth in this Agreement shall, if overdue, bear interest until payment at the monthly rate of one percent (1%). The payment of such interest shall not foreclose ASI from exercising any other rights it may have as a consequence of the lateness of any payment.

X. NON USE OF NAMES

MARKLAND shall not use the names of ASI or Alexeff nor any adaptation or either, in any advertising, promotional or sales literature without the prior written consent of ASI in each case, which consent may be withheld in ASI's sole and absolute discretion, except that MARKLAND may state that it is licensed by ASI under one or more of the patents and/or applications comprising the Patent Rights.

XI.      TERM AND TERMINATION

         A. Unless sooner terminated as provided herein, this Agreement and all rights of MARKLAND hereunder shall terminate ten (10) years from the Effective Date.

         B. This Agreement and all rights of MARKLAND hereunder shall terminate immediately upon the termination of the Patent License Agreement or ASI's sublicense rights thereunder.

         C. In the event MARKLAND files for bankruptcy or a receiver is appointed, this Agreement may immediately thereafter be terminated by ASI upon written notice to MARKLAND.

         D. Should MARKLAND fail to pay the royalties, and/or other consideration due and payable hereunder, ASI shall have the right to terminate this Agreement on thirty (30) days written notice. Upon the expiration of the thirty (30) day period, if MARKLAND shall not have paid all such royalties, other consideration and interest thereon, ASI shall have the right to terminate this Agreement. Upon any material breach or default of this Agreement by MARKLAND, other than those

                                                                       EXHIBIT F


                  occurrences set out herein above which shall always take precedence in that order over any material breach or default referred to in this Section, ASI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon thirty (30) days written notice to MARKLAND. Such termination shall become effective unless MARKLAND shall have cured any such breach or default prior to the expiration of thirty (30) days from the date MARKLAND receives notice of the breach or default.

         E. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. MARKLAND may, however, after the effective date of such termination, complete the Sale of Licensed Products for which MARKLAND has received consideration from a Customer at the time of such termination, provided that MARKLAND shall pay to ASI the royalties or other consideration thereon as required under the provisions of Section IV of this Agreement, and shall submit the reports required under Section IX regarding the Sale of the Licensed Products.

         F. Upon termination of this Agreement for any reason, all rights sublicensed hereunder, including without limitation, all Patent Rights and all Technology Rights shall revert to ASI, and MARKLAND shall have no further right thereto or continuing interest therein.

         G. MARKLAND, its successors or assigns, shall have the option to terminate this Agreement upon thirty (30) days written notice to ASI and in that event, MARKLAND shall cease using the Patent Rights and Technology Rights and return same to ASI.

         H. Any time after three (3) years of the date of this Agreement, ASI shall have the right to terminate this Agreement if MARKLAND within thirty (30) days after receiving written notice from ASI of intended termination fails to provide reasonably satisfactory written evidence that MARKLAND has reasonably and continually maintained an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, production or Sales of Licensed Products in the Territory.

XII. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication made to any party pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail or air courier, postage prepaid, addressed to it at its address below, or at such other address as it shall have designated by written notice given to the other party.


MARKLAND:
                                    Ken Ducey
                           Markland Technologies, Inc.
                           54 Danbury Road Suite #207
                              Ridgefield, CT 06877

                                                                       EXHIBIT F

                                 Jerry E. Polis
                           ASI Technology Corporation
                     980 American Pacific Drive, Suite #111
                             Henderson, Nevada 89014

XIII.    INFRINGEMENT

MARKLAND understands that ASI makes no representation and provides no assurance that the Sale or other commercial exploitation of Licensed Products under this Agreement does not and will not in the future, infringe or otherwise violate the rights of others. ASI makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, or breadth of the Licensed Subject Matter. ASI makes no representation as to whether there are any patents now held, or which will be held, by others in the Licensed Field, nor does ASI make any representation that the inventions contained in Patent Rights do not infringe any other patents or other intellectual property rights now held or that will be held by others.

MARKLAND recognizes that ASI or its licensees may offer or sell Licensed Products targeted for Customers in located in geographic areas other than the Territory or for customers or others that are not defined Customers. These products may be of similar quality or features as those developed or offered by MARKLAND and at similar or different prices. Except for the exclusivity relating to Customers and Territory set forth herein, nothing in this Agreement shall be construed to prevent ASI or its licensees from offering products of any kind to others. There can be no assurance that Customers will not acquire such products offered through distribution channels targeted at non-Customers or to Customers from outside the Territory.

XIV. IMPROVEMENTS

MARKLAND acknowledges that the Patent License Agreement provides, and MARKLAND hereby agrees, that Improvements made by MARKLAND, any Affiliate, or any of their respective employees or agents shall be the sole and exclusive property of ALEXEFF; provided, however, that any such Improvement shall be deemed to be included within the Licensed Subject Matter under this Agreement without the payment of any additional royalties other than as provided in Section IV. During the term of this Agreement, MARKLAND shall give written notice (each, an "Improvement Notice") to ASI within thirty (30) days of any actual or constructive reduction to practice of any Improvement made by MARKLAND, any Affiliate, or any of their respective employees or agents. The Improvement Notice shall set forth the particulars of the nature of the Improvement and any test data obtained by MARKLAND with respect thereto. At the request of ASI, MARKLAND shall promptly execute and deliver all documents reasonably necessary to vest in ALEXEFF full right, title and interest in any such Improvement.

                                                                       EXHIBIT F


XV. CONFIDENTIAL INFORMATION

Each party agrees to protect the confidentiality of any information concerning the other party, the other party's customers, trade secrets, business methods, processes, or procedures, or other information learned during the course of performance under this Agreement and marked "Confidential," any information transferred incident to any prior non-disclosure agreement between the parties, and any information that by its nature is normally and reasonably considered confidential (collectively, the "Confidential Information"), with the same degree of care that it regularly uses to protect its own similar confidential information, and to use the other party's Confidential Information solely for the purpose of carrying out this Agreement. The parties agree and acknowledge that each has received Confidential Information from the other in expectation of entering into this Agreement. If the party receiving Confidential Information from the other is required by any governmental authority or court order to disclose the disclosing party's Confidential Information to a third party, the receiving party shall promptly advise the disclosing party of the requirement or order to permit the disclosing party the opportunity to object and/or seek other relief.

ASI and MARKLAND each agree that all information contained in documents marked "confidential" or any other Confidential Information forwarded to one by the other are to be (i) received in strict confidence, (ii) used only for the purposes of this Agreement, and (iii) not disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

         a.       was in the public domain at the time of disclosure;

         b. later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

         c. was lawfully disclosed to the recipient party without an obligation of confidentiality by a third party having the right to so disclose it;

         d. was already known by the recipient party at the time of disclosure and not under an obligation of confidentiality;

         e.       was independently developed by the recipient party; or

         f.       is required by law or regulation to be disclosed.

Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information of a similar nature, which shall not be less than a reasonable degree of care. This obligation shall exist while this Agreement is in force and for a period of 2 years thereafter.

XVI. ALTERNATE DISPUTE RESOLUTION

Any dispute or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach will be first taken to mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by an appropriate method of alternate dispute resolution agreed to by the parties, and if the parties are unable to agree, by arbitration conducted in the city of Las Vegas, Nevada in accordance with the Commercial Dispute Resolution Procedures [http://www.adr.org/rules/commercial-rules.html] of the

                                                                       EXHIBIT F


American Arbitration Association. The arbitration panel will include members knowledgeable in the area of patent license agreements. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Article XVI will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. The decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

XVII. MISCELLANEOUS PROVISIONS

         A. Each party represents and warrants that it has the authority to enter into this Agreement and that the execution, delivery and performance of this Agreement does not conflict with any agreement, or understanding, either written or oral, to which it is a party or to which it is otherwise bound.

         B. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Nevada, U.S.A without regard to conflict principles.

         C. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties, hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         D. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent be held to be invalid or unenforceable,

                  1. The remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and

                  2. The parties hereto covenant and agree to renegotiate any such term, covenant or application hereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purpose of this Agreement are to be effectuated.

         E. The failure of any party to asserts a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         F. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ASI MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS, AND VALIDITY OF THE PATENT RIGHTS OR TECHNOLOGY RIGHTS.

         H. Notwithstanding any provision herein to the contrary, this Agreement shall be subject to the Patent License Agreement. In the event of any conflict between this Agreement and the Patent License Agreement, the Patent License Agreement shall control. It is understood and agreed that ALEXEFF is a third party beneficiary of this Agreement.

                                                                       EXHIBIT F



IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.





Sublicensee:                                 Licensor:

Markland Technologies, Inc.                  ASI Technology Corporation

By:_________________________                 By:_________________________

Name:_______________________                 Name:_______________________

Title:______________________                 Title:______________________

                                                                       EXHIBIT F


                                  ATTACHMENT A
                                  ------------

                              LISTING OF CUSTOMERS

CUSTOMERS
---------

U.S. Department of Defense including:
      US Army
      US Navy
      US Marine Corps
      US Air Force
      SOCOM
      DARPA
      DTRA
      National Laboratories (Sandia, Livermore, etc.)

Dept. of Homeland Security including:
      US Coast Guard
      Immigration and Naturalization Service / Border Patrol
      Customs Service
      Federal Protective Services
      Transportation Security Agency

Federal, State and Local Agencies / organizations / entities
      National Guard
      Embassies
      DEA
      CIA

                                    EXHIBIT G
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated effective as of March 19, 2003 by and between ASI Technology Corporation ("ASI"), a Nevada corporation, having a principal place of business located 980 American Pacific Drive, No. 111, Henderson, Nevada 89014 and Markland Technologies, Inc., a Florida corporation (the "Company"), having a principal place of business located at 54 Danbury Road Suite #207 Ridgefield, CT 06877.

                                    RECITALS
                                    --------

         The Company and ASI are parties to a Technology Purchase Agreement dated as of March 19, 2003 (the "Purchase Agreement") that provides that as a condition to the consummation of the transactions thereunder, ASI and the Company shall enter into this Agreement. All capitalized terms not defined herein shall have the meaning established in the Purchase Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

         (a) The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "COMMON STOCK" means the common stock of the Company.

         (c) The term "HOLDER" means ASI or each assignee in accordance with
Section 13 hereof.

         (d) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (e) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (f) The term "REGISTRABLE SECURITIES" means any and all (i) Common Stock issued pursuant to the Purchase Agreement; (ii) Common Stock issued pursuant to Section 9 of this Agreement (collectively, (i) and (ii) the "Stock"); (iii) Common Stock issued as a dividend or other distribution with respect to or in replacement of the Stock, and (iv) any Common Stock issued in any combination or subdivision of the Stock. In determining the amount of Registrable Securities held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used and a Person shall be deemed to "hold" all Registrable Securities then held by and/or issuable to such Person, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Section 1 are not assigned in accordance with Section 4 below. As to any particular Registrable Securities, such securities shall

                                                                       EXHIBIT G

cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker dealer or market maker in compliance with Rule 144 under the Act (or any similar rule then in force) or repurchased or redeemed by the Company.

         (g) The term "SEC" shall mean the Securities and Exchange Commission.

2. COMPANY REGISTRATION. If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock option plan or stock purchase plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 14(e), the Company shall, subject to the provisions of Section 6, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

3. OBLIGATIONS OF THE COMPANY. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule, under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                                                                       EXHIBIT G


         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Sections 2 and 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

5. EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2 for each Holder, including all registration, filing, and qualification fees, and printers and accounting fees relating or apportionable thereto selected by them, but excluding underwriting discounts and commissions and fees and disbursements of counsel for the Holders, except that the Company shall be required to pay the reasonable fees and expenses incurred by one special counsel to such selling Holders.

6. UNDERWRITING REQUIREMENTS. In connection with any offering pursuant to
Section 2 involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity, if any, as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then in such event the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; PROVIDED, however that any such limitation by the underwriters will be apportioned as follows: (i) first the Common Stock held by officers, directors or affiliates of the Company will be excluded from the registration, (ii) next the securities other than Registrable Securities will be excluded from the registration, and (iii) last the Registrable Securities requested to be registered by the Holders of Registrable Securities shall be excluded from such registration to the extent required by the underwriters. If a limitation of the number of shares is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all selling Holders in proportion, as nearly as practicable, to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6 shall be included in such registration statement. For purposes of the preceding sentence concerning apportionment, for any selling shareholder who is a Holder of Registrable Securities and who is a partnership or corporation, the partners, retired partners, parent corporations, shareholders and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. Notwithstanding the foregoing, in the case of any registered public offering subsequent to the Company's initial public offering, the number of Registrable Securities included in such registration and underwriting shall not be reduced below 30% of the securities included in such registration.

                                                                       EXHIBIT G


7. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, members, directors and shareholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter for such Holder within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, member, partner or officer, director or shareholder of each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this

                                                                       EXHIBIT G

subsection 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that, in no event shall any indemnity under this subsection 8(b) exceed the net proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

         (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section I I (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph of Section 8, in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering of Registrable Securities. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the

                                                                       EXHIBIT G

omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

         (e) The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

9. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that a registration statement is not filed by the Company with respect to the Registrable Securities and declared effective by the SEC within one hundred fifty (150) days from the Closing Date (the "FINAL REGISTRATION DATE"), the Company shall promptly, and in no event later than ten (10) days following the Final Registration Date, issue to each Holder a number of shares of Common Stock equal to fifteen percent (15%) of the number of shares of Common Stock then held by such Holder.

10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                                                       EXHIBIT G


11. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

         (a) all executive officers and directors of the Company and greater than two and one-half percent (2.5%) stockholders of the Company enter into or are subject to similar agreements; and

         (b) such market stand-off time period shall not exceed 180 days.

         In the event that any executive officer, director or 2.5% stockholder of the Company is released from any standoff obligation in connection the first registration statement of the Company filed under the Act, (i) the Company shall concurrently therewith cause the same pro rata portion of the Company's outstanding securities then held by each Holder to be released from any standoff obligations, and (ii) the Company shall notify each Holder in writing of such release within three (3) business days of such release.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Notwithstanding the foregoing, the obligations described in this
Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

12. TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after four (4) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or, with respect to any individual Holder or its transferee, when all Registrable Securities held by such Holder or such transferee may be sold under Rule 144 under the Act within a given 90-day period.

13. ASSIGNMENT OF RIGHTS. Notwithstanding anything herein to the contrary, the registration rights of a Holder under this Agreement may be assigned only to:
(i) any subsidiary, parent, partner, limited partner, member, retired partner, affiliate or stockholder of a Holder; (ii) any family member or trust for the benefit of any Holder who is an individual; and (iii) any transferee who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations or splits with respect to such shares); PROVIDED, HOWEVER, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning

                                                                       EXHIBIT G

party within a reasonable time after such assignment or transfer stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 13.

15. MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         (b) GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Nevada without giving effect to the principles of conflicts of laws thereof.

         (c) COUNTEMARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party first written above, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         (f) EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         (g) AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of (a) the Company; (b) the Holders and their respective successors and assigns holding at least a majority of the Registrable Securities. Any amendment or waiver so effected shall be binding upon the Company, the Holders and all of their respective successors and assigns whether or not such party, assignee or other shareholder entered into or approved such amendment or waiver.

         (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                                                       EXHIBIT G


         (i) AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights or the imposition of any obligations under this Agreement.

         (j) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between and among the parties hereto pertaining thereto are expressly cancelled.

                            [Signature page follows]

                                                                       EXHIBIT G




         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


COMPANY:

MARKLAND TECHNOLOGIES, INC.



By:__________________________

Name:________________________

Title:_______________________


HOLDER:

ASI TECHNOLOGY CORPORATION



By:__________________________

Name:________________________

Title:_______________________